Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RIVERVIEW BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 16, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Riverview Bancorp, Inc.  The meeting will be held at the Riverview Center, 17205 S.E. Mill Plain Boulevard, Vancouver, Washington, on Wednesday, July 26, 2017 at 10:00 a.m., local time.

The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card or vote over the Internet.  If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Patrick Sheaffer

Patrick Sheaffer Chairman and Chief Executive Officer

RIVERVIEW BANCORP, INC.
900 WASHINGTON STREET
SUITE 900
VANCOUVER, WASHINGTON 98660
(360) 693-6650

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 26, 2017

Notice is hereby given that the annual meeting of stockholders of Riverview Bancorp, Inc. will be held at the Riverview Center, 17205 S.E. Mill Plain Boulevard, Vancouver, Washington, on Wednesday, July 26, 2017, at 10:00 a.m., local time, for the following purposes:

Proposal 1:	Election of three directors to each serve for a three-year term and election of one director to serve for a one-year term.

Proposal 2:	Advisory (non-binding) vote to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

Proposal 3:	Advisory (non-binding) vote on the frequency of future votes to approve the compensation paid to our named executive officers.

Proposal 4:	Approval of the Riverview Bancorp, Inc. 2017 Equity Incentive Plan

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.  As of the date of this notice, we are not aware of any other business to come before the meeting.

The Board of Directors has fixed the close of business on May 30, 2017 as the record date for the annual meeting.  This means that stockholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited by the Board of Directors or vote over the Internet using the voting procedures described on your proxy card.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ TERESA L. BAKER

TERESA L. BAKER CORPORATE SECRETARY

Vancouver, Washington
June 16, 2017

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed in the United States.  Alternatively, you may vote over the Internet by following the voting procedures and instructions on the proxy card.

PROXY STATEMENT
OF
RIVERVIEW BANCORP, INC.
900 WASHINGTON STREET
SUITE 900
VANCOUVER, WASHINGTON 98660
(360) 693-6650

ANNUAL MEETING OF STOCKHOLDERS
JULY 26, 2017

The Board of Directors of Riverview Bancorp, Inc. is using this Proxy Statement to solicit proxies from our stockholders for use at the annual meeting of stockholders.  We are first mailing this Proxy Statement and the enclosed form of proxy to our stockholders on or about June 16, 2017.

The information provided in this Proxy Statement relates to Riverview Bancorp, Inc. and its wholly-owned subsidiary, Riverview Community Bank.  Riverview Bancorp, Inc. may also be referred to as "Riverview" and Riverview Community Bank may also be referred to as the "Bank."  References to "we," "us" and "our" refer to Riverview and, as the context requires, Riverview Community Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held as follows:

Date:	Wednesday, July 26, 2017
Time:	10:00 a.m., local time
Place:	Riverview Center, located at 17205 S.E. Mill Plain Boulevard, Vancouver, Washington 98683

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1:	Election of three directors to each serve for a three-year term and election of one director to serve for a one-year term.

Proposal 2:	Advisory (non-binding) vote to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement.

Proposal 3:	Advisory (non-binding) vote on the frequency of future votes to approve the compensation paid to our named executive officers.

Proposal 4:	Approval of the Riverview Bancorp, Inc. 2017 Equity Incentive Plan

We also will transact any other business that may properly come before the annual meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on July 26, 2017

Our Proxy Statement and Annual Report to Stockholders, are available at www.snl.com/irweblinkx/docs.aspx?iid=1032031.  The following materials are available for review: (1) Proxy Statement; (2) proxy card; and (3) Annual Report to Stockholders.  At the same website, you will also find directions to attend the annual meeting, where you may vote in person.

Who Is Entitled to Vote?

We have fixed the close of business on May 30, 2017 as the record date for stockholders entitled to notice of and to vote at our annual meeting.  Only holders of record of Riverview's common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of Riverview common stock you own, unless you own more than 10% of Riverview's outstanding shares.  As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of Riverview's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.  On May 30, 2017, there were 22,527,401 shares of Riverview common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all stockholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This question provides voting instructions for stockholders of record.  You are a stockholder of record if your shares of Riverview common stock are held in your name.  If you are a beneficial owner of Riverview common stock held by a broker, bank or other nominee (i.e., in "street name"), please see the instructions in the following question.

Shares of Riverview common stock can only be voted if the stockholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a stockholder of record.

Voting instructions are included on your proxy card.  Shares of Riverview common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the stockholder's instructions.  Where properly executed proxies are returned to us with no specific instruction as to how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers, FOR holding an advisory vote on executive compensation every year and FOR adoption of the 2017 Equity Incentive Plan.  If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted.  Your broker may allow you to deliver your voting instructions via the telephone or the Internet.  Please see the instruction form that accompanies this Proxy Statement.  If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, the shares not voted will be treated as "broker non-votes."  All of the proposals to be presented at the annual meeting are non-discretionary items; therefore, you must provide instructions to your broker in order to have your shares voted on the proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Participants in the ESOP or 401(k) Plan

If you participate in the Riverview Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP") or if you hold shares through the Riverview Bancorp, Inc. Employees' Savings and Profit Sharing Plan ("401(k) Plan"), you will receive a proxy card, that will serve as a voting instruction form, that reflects all shares you may direct the trustees to vote on your behalf under the plans.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustees how to vote the shares of common stock allocated to his or her account. The ESOP trustees, subject to the exercise of their fiduciary duties, will vote all unallocated shares of Riverview common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the 401(k) Employer Stock Fund credited to his or her account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions.  As of the close of business on the May 30, 2017 voting record date, 511,608 shares and 525,737 shares have been allocated to participants' accounts in the ESOP and 401(k) Plan, respectively. The deadline for returning your voting instructions to each plan's trustees is July 17, 2017.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Riverview common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the stockholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of Riverview common stock.  Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the four nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Named Executive Officer Compensation

Approval of the advisory (non-binding) resolution to approve named executive officer compensation requires the affirmative vote of a majority of the votes cast at the annual meeting.  Abstentions and broker non-votes will have no effect on the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Advisory Vote on the Frequency of Future Stockholder Votes on Executive Compensation

The advisory (non-binding) vote regarding the frequency of future stockholder votes on executive compensation has three alternatives.  Stockholders may vote that stockholder votes on executive compensation be held every year, every two years or every three years, or stockholders may abstain from voting.  The alternative receiving the greatest number of votes – every year, every two years or every three years – will be the frequency that stockholders approve.  Abstentions and broker non-votes will have no effect on the outcome of the advisory vote because the alternative receiving the greatest number of votes will be the frequency that stockholders approve.  Our Board of Directors unanimously recommends that you vote for ONE YEAR for the advisory proposal regarding the frequency of future stockholder votes on executive compensation.

Vote Required on Proposal 4: Adoption of the 2017 Equity Incentive Plan

Approval of the Riverview Bancorp, Inc. 2017 Equity Incentive Plan requires the affirmative vote of a majority of the votes present, in person or by proxy, at the annual meeting.  Any stockholder represented in person or by proxy at the meeting and entitled to vote on the subject matter may elect to abstain from voting on this proposal.  Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes are not entitled to vote and therefore will have no effect on the approval of the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the 2017 Equity Incentive Plan.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Corporate Secretary of Riverview in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 30, 2017, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Riverview's common stock other than directors and executive officers;

•	each director and director nominee of Riverview;

•	each executive officer of Riverview or Riverview Community Bank named in the Summary Compensation Table appearing under "Executive Compensation" below (known as "named executive officers"); and

•	all current directors and executive officers of Riverview and Riverview Community Bank as a group.

Persons and groups who beneficially own in excess of five percent of Riverview's common stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934 ("Securities Exchange Act").  To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Riverview's common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if  he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding (%)

Beneficial Owners of More Than 5% (Other than Directors and Executive Officers)

Wellington Management Group LLP	1,474,525 (2)	6.55
Maltese Capital Management LLC	1,329,200 (3)	5.90
Ithan Creek Master Investors (Cayman) L.P.	1,293,533 (4)	5.74
Dimensional Fund Advisors LP	1,176,688 (5)	5.22

Directors

Gary R. Douglass	42,859 (6)	*
Jerry C. Olson	36,151 (7)	*
Gerald L. Nies	192,300 (8)	*
Bess R. Wills	30,000 (9)	*
Bradley J. Carlson	6,400 (10)	*
David Nierenberg	72,084 (11)	*
John A. Karas	80,363 (12)	*

Named Executive Officers

Patrick Sheaffer**	702,009 (13)	3.11
Ronald A. Wysaske**	224,414 (14)	1.00
Christopher P. Cline	--	*
Kevin J. Lycklama	145,668	*
Kim J. Capeloto	111,883 (15)	*

All Executive Officers and Directors as a Group (14 persons)	1,677,628	7.41
______________
*	Less than one percent of shares outstanding.
**	Messrs. Sheaffer and Wysaske are also directors of Riverview.
(1)
The amounts shown include the following shares of common stock which the named individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options granted pursuant to our stock option plans: Mr. Douglass, 9,000 shares; Mr. Olson, 16,000 shares; Messrs. Karas, Sheaffer and Wysaske, 18,000 shares each; Mr. Lycklama, 23,000 shares; Mr. Capeloto, 11,000 shares; and all Riverview executive officers and directors as a group, 125,511 shares.

(2)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2017, reporting that Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP have shared voting and dispositive power over the shares. According to that report, Ithan Creek Master Basic (post 7/11) and Ithan Creek Master Investors (Cayman) L.P. own more than five percent of the shares reported. The address for the Wellington entities is 280 Congress Street, Boston, MA 02110.

(3)
Based solely on a Schedule 13G/A filed with the SEC on February 2, 2017, reporting that Maltese Capital Management LLC and Terry Maltese have sole voting and dispositive power over the shares. The address for Maltese Capital Management LLC and Mr. Maltese is 150 East 52nd Street, 30th Floor, New York, NY 10022.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2017, reporting that Ithan Creek Master Investors (Cayman) L.P. has shared voting and dispositive power over the shares. The address for Ithan Creek Master Investors (Cayman) L.P. is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02110.

(5)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2017, reporting sole voting and dispositive power over the shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)	Includes 3,690 shares held jointly with his wife.
(7)	Includes 5,151 shares held jointly with his wife.
(8)	Held in trust jointly with his wife.
(9)	Held jointly with her husband.
(10)	Held jointly with his wife.

(Footnotes continue on following page.)

(11)	Includes 13,000 shares held solely by his wife.
(12)	Includes 25,000 shares held jointly with his wife.
(13)	Includes 13,910 shares held jointly by his wife and daughter and 328,401 shares held in trusts directed by Mr. Sheaffer.
(14)	Includes 60,848 shares held jointly with his wife.
(15)	Includes 4,154 shares held solely by his wife and 992 shares held jointly with his wife.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors consists of nine members and is divided into three classes.  Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The table below sets forth information regarding each director of Riverview and each nominee for director.  The Nominating Committee of the Board of Directors selects nominees for election as directors.  Each of our nominees currently serves as a Riverview director.  On April 25, 2017, Michael D. Allen retired from the Board of Directors and John A. Karas was appointed to fill the vacancy on April 26, 2017.  Mr. Karas was recommended by the Nominating Committee.  On May 23, 2017, James M. Chadwick resigned from the Board of Directors.  The Board of Directors elected not to fill the vacancy and the size of the Board was reduced to nine members.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Patrick Sheaffer, Bess R. Wills and Bradley J. Carlson each for a three-year term and FOR John A. Karas for a one-year term.

	Age as of	Year First Elected or	Term to
Name	March 31, 2017	Appointed Director (1)	Expire

BOARD NOMINEES

Patrick Sheaffer	77	1979	2020 (2)
Bess R. Wills	63	2010	2020 (2)
Bradley J. Carlson	64	2014	2020 (2)
John A. Karas	68	2017	2018 (2)

DIRECTORS CONTINUING IN OFFICE

Jerry C. Olson	75	2007	2018
Gary R. Douglass	75	1994	2018
Ronald A. Wysaske	64	1985	2019
Gerald L. Nies	68	2009	2019
David Nierenberg	63	2016	2019
___________
(1)	For Messrs. Sheaffer, Douglass and Wysaske, includes service on the Board of Directors of Riverview Community Bank.
(2)	Assuming election or reelection.

Set forth below is the principal occupation of each nominee for director and each director continuing in office, as well as a brief description of the qualifications, attributes, skills and areas of expertise of each nominee or director that led to the conclusion that the person should serve as a director of Riverview.  All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Patrick Sheaffer joined Riverview Community Bank in 1963 and has served as Chief Executive Officer since 1976.  He became Chairman of the Board in 1993.  He has been Chairman of the Board and Chief Executive Officer of Riverview since its inception in 1997.  He is responsible for the daily operations and the management of Riverview.  Mr. Sheaffer is active in numerous professional and civic organizations.  Mr. Sheaffer's career gives him expertise in all areas of banking.

Bess R. Wills is General Manager/Co-Owner of Gresham Ford in Gresham, Oregon and is responsible for all matters of the day-to-day operation.  She has over 30 years of experience in fiscal and corporate administration and management of businesses, including having managed a group of auto dealerships in Southern California.  She is active with many business and community organizations and has received statewide recognition for her work with local charities.  She has been recognized as Woman Executive of the Year by the Portland Business Journal, as well as received numerous other awards in the Automotive Industry.  Ms. Wills' career has given her strong leadership experience and knowledge of owning and operating a long-established business.

Bradley J. Carlson is President and General Manager of Evergreen Memorial Gardens Cemetery, Funeral Chapel and Crematory, a position he has held since 1995.  A graduate of Washington State University with a Bachelor of Arts in Communications and Advertising, Mr. Carlson spent over 10 years in the computer industry as a sales person and sales manager before joining the family business in 1987.  He is a past Chair of the Board for the Association of Washington Business, which is a statewide business lobbying group with over 8,000 members.  He is also past President of the Washington Cemetery, Cremation and Funeral Association, as well as serving for 11 years on the Washington State Funeral Directors, Embalmers and Cemetery Board as appointed by the Governor. Currently he is on the Boards of Directors of the Fort Vancouver National Trust, Legacy Salmon Creek Hospital Foundation, Identity Clark County and the Washington State University Foundation Board of Trustees.  His expertise in community banking and finance, as well as his knowledge of, and business and personal contacts in the local market, make him a valuable resource to the Board.

John A. Karas is Chairman of the Board of Riverview Trust Company, a position he has held since 2001.  He served as President and Chief Executive Officer of Riverview Trust Company from 1999 until his retirement in 2016, and has over 30 years of trust experience.  Mr. Karas received his Bachelor of Arts degree from Willamette University and his Juris Doctor degree from Lewis & Clark Law School's Northwestern School of Law.  He is a member of the Oregon, Multnomah County and American Bar Associations and is a Certified Trust and Financial Advisor. Mr. Karas is also active in numerous civic organizations.  He is familiar with all phases of the trust business and his experience includes trust administration, trust legal counsel, investments and real estate.

Jerry C. Olson is President and Chief Executive Officer of Olson Engineering, Inc.  A graduate of Oregon State University with a Masters in Forest Engineering, Mr. Olson holds many professional designations including Professional Engineer, Professional Land Surveyor, and Certified Forester.  He is actively involved in many regional and local organizations, including Responsible Growth Forum, North Country EMS, Association of Washington Business and the Clark College Business Advisory Council.  In addition, Mr. Olson has been on the Board of the Columbia River Economic Development Council, Engineering and Surveying Licensing Board, The Building Industry of Clark County, the Commercial Real Estate Economic Coalition and is Chairman of the North County EMS District Board.  Mr. Olson's career has given him strong leadership experience and knowledge of owning and operating a long-established business.

Gary R. Douglass is a retired certified public accountant.  Prior to his retirement, he had been in private practice in Camas, Washington since 1978 and retired as a partner of Douglass, Paulson & Lessard, CPAs, PC in April 2004.  He serves on the Board of Directors of Riverview Asset Management Corp.  Mr. Douglass' career has given him extensive experience in business and tax consulting for a wide range of clients.

Ronald A. Wysaske joined Riverview Community Bank in 1976.  He became President and Chief Operating Officer of the Bank and Riverview in February 2004.  He has been a member of the Board of Directors of the Bank since 1985, and Riverview since its inception in 1997. Prior to his appointment as President and Chief Operating Officer, he served as Executive Vice President, Treasurer and Chief Financial Officer of the Bank since 1981 and of Riverview since its inception.  He is responsible for the daily operations and the management of Riverview Community Bank.  Mr. Wysaske holds a B.A. and an M.B.A. from Washington State University, and is active in numerous professional, educational and civic organizations.  Mr. Wysaske's banking career gives him expertise in all areas of banking.

Gerald L. Nies is retired after 42 years in the insurance business.  He was President and Chief Executive Officer of Nies Insurance Agency from 1985-2011 and then was Executive Vice President after selling the business to Brown & Brown, Inc.  Currently, he is the owner of a small investment property management company.  He attended Western Washington University and became a Chartered Property Casualty Underwriter.  Mr. Nies is a past Board member of the Washington Independent Agents Association and past President of the National Agent Advisory Council for Safeco

Insurance.  He also served as one of the five Clark County Emergency Medical Services Administrative Board members, elected Council Member for the City of Battle Ground and Fire Chief for the City of Battle Ground.  Mr. Nies' diverse career has afforded him expertise in managing financial and operational aspects of business, as well as customer relations.

David Nierenberg is the Founder and President of Nierenberg Investment Management Company (NIMCO), which manages The D3 Family Funds.  Before founding NIMCO in 1996, Mr. Nierenberg was a General Partner of Trinity Ventures' first four venture capital partnerships.  In 1987, he led an investor group which contracted with the U.S. government to recapitalize a bankrupt savings and loan company named Far West Federal Bank.  From 1978 to 1985, Mr. Nierenberg worked at Bain & Company in San Francisco, Boston, and London.  He received his Bachelor of Arts degree from Yale College and his Juris Doctor degree from Yale Law School and is a retired member of the Massachusetts Bar.  He is a past director of PeaceHealth Southwest Washington Medical Center, Electro Scientific Industries and Radisys.  He currently serves as a director of Rosetta Stone (RST).  He has served on numerous not for profit and public and private for profit boards during the past thirty years.  In addition to his public company experience, Mr. Nierenberg's career has afforded him expertise in capital allocation, strategic planning, cost reduction, executive compensation and turnarounds.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Riverview and Riverview Community Bank conduct their business through Board and committee meetings.  During the fiscal year ended March 31, 2017, the Riverview Board of Directors held eight regular meetings and one work session.  The Bank Board of Directors held 12 regular meetings.  A work session is an abbreviated meeting, covering limited subjects.  No director attended fewer than 75% of the total meetings of the Boards and committees on which he or she served during this period.

Committees and Committee Charters

Riverview's Board of Directors has a number of committees, including Executive, Audit, Stock Option and Nominating Committees.  Riverview Community Bank's Board of Directors has standing Executive, Audit, Personnel/Compensation, Risk Management, Senior Loan, Nominating and Compliance Committees, as well as several other committees.  Riverview's Board of Directors does not have its own compensation committee because Riverview has no employees.  Riverview's Audit and Nominating Committees have adopted written charters, as has the Bank's Personnel/ Compensation Committee, copies of which are available on our website at www.riverviewbank.com.

Committees of the Riverview Board of Directors

The Executive Committee consists of Directors Sheaffer (Chairman), Carlson and Nies.  This Committee meets as necessary in between meetings of the full Board of Directors.  The Executive Committee met four times during the fiscal year ended March 31, 2017.

The Audit Committee consists of Directors Douglass (Chairman), Olson and Wills, and is responsible for developing and monitoring the audit program.  It also has the sole authority to appoint or replace our independent registered public accounting firm.  The Committee meets with the independent registered public accounting firm to discuss the results of the annual audit and quarterly procedures.  The members of the Committee also receive and review all the reports, findings and other information presented to them by the officers regarding financial reporting policies and practices.  Each member of the Audit Committee is "independent," in accordance with the requirements for companies listed on The Nasdaq Stock Market LLC ("NASDAQ").  In addition, Mr. Douglass has been designated by the Board of Directors as the "audit committee financial expert," as defined by the SEC.  The Audit Committee met five times during the fiscal year ended March 31, 2017.

The Stock Option Committee consists of Directors Douglass (Chairman) and Olson, and is responsible for approving all stock option grants.  The Committee did not meet during the fiscal year ended March 31, 2017.

The Nominating Committee consists of Directors Nies (Chairman), Nierenberg and Carlson, and is responsible for selecting nominees for the election of directors and developing a list of nominees for Board vacancies.  Each member of the Committee is "independent," in accordance with the requirements for companies listed on NASDAQ.  The Committee met four times during the fiscal year ended March 31, 2017.

Only those nominations made by the Committee or properly presented by stockholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Nominating Committee evaluates the qualifications of individual candidates, including identifying the beneficial impact a candidate will have on Riverview and the Board in terms of skill set, knowledge of the banking business, the candidate's independence, communication skills, education, individual success in chosen fields, business development contributions, character, expertise, experience and involvement in community, business and civic affairs.  The Committee also considers whether the candidate would provide for adequate representation of the market area of Riverview Community Bank.  Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.  In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a Riverview director.  The Committee will consider director candidates recommended by our stockholders.  If a stockholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for stockholder nominations, see "Stockholder Proposals and Nominations" in this Proxy Statement.

Director Qualifications and Experience

As described in the previous paragraph, the Nominating Committee considers a number of criteria when selecting new members of the Board.  The following table identifies the experience, qualifications, attributes and skills that the Committee considered in making its decision to nominate directors to our Board; however, the fact that a particular attribute was not considered should not be construed to be a determination that the director lacks such an attribute.

	Carlson	Douglass	Karas	Nierenberg	Nies	Olson	Sheaffer	Wysaske	Wills
Experience, Qualification, Skill or Attribute
Professional standing in chosen field	X	X	X	X	X	X	X	X	X
Expertise in financial services or related industry	X		X	X			X	X
Audit Committee Financial Expert (actual or potential)		X
Civic and community involvement	X	X	X	X	X	X	X	X	X
Other public company experience	X			X			X
Leadership and team building skills	X	X	X	X	X	X	X	X	X
Diversity by race, gender or culture									X
Specific skills/knowledge
Finance	X	X	X	X			X	X	X
Technology					X				X
Marketing	X		X	X	X	X	X	X	X
Public affairs	X			X	X	X	X	X
Human resources	X	X	X	X	X	X	X	X	X
Governance	X	X	X	X	X	X	X	X	X

Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by the same person. Director Gerald L. Nies serves as Vice-Chairman of the Board and lead independent director.  The lead independent director acts as the principal liaison between the independent directors of the Board and the Chairman of the Board.  The lead independent director also leads the Board in the absence of the Chairman of the Board.  The lead independent director is selected by the nominating committee.  The position of President of the Bank is held by a separate person.  The Board believes this structure is appropriate for Riverview because of the current Chief Executive Officer's level of experience and knowledge of Bank operations.  This structure also allows the President to focus on the day-to-day business of managing the Bank.

Board Involvement in Risk Management Process

Risk management is the responsibility of management and risk oversight is the responsibility of the Board.  The Board administers its risk oversight function principally through the division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility.  For example, our Risk Management Committee plays an important role overseeing our internal audit function and is responsible for reviewing significant reports prepared by the internal audit department.  Significant risk oversight matters considered by the committees are reported to and considered by the Board.  Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of responsibility of any committee.  Types of risk with the potential to adversely affect Riverview include credit, interest rate, liquidity, compliance risks, and risks relating to our operations and reputation.

Directors keep themselves informed of the activities and condition of Riverview and of the risk environment in which it operates by regularly attending Board and assigned Board committee meetings, and by review of meeting materials, auditors' findings and recommendations, and supervisory communications.  Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Riverview and the Bank by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.

The Board oversees the conduct of Riverview's business and administers the risk management function by:

•	selecting, evaluating, and retaining competent senior management;
•	establishing, with senior management, Riverview's long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;
•	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;
•	overseeing Riverview's business performance; and
•	ensuring that the Bank helps to meet our communities' credit needs.

These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to the operation of Riverview and the Bank.

The Board ensures that all significant risk-taking activities are covered by written policies that are communicated to appropriate employees.  Specific policies cover material credit, market, liquidity, operational, legal and reputation risks.  The policies are formulated to further Riverview's business plan in a manner consistent with safe and sound practices.  The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and Riverview's and the Bank's circumstances. The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect Riverview against external crimes and internal fraud and abuse.  To assist Riverview with respect to risk management, and to assist the Board and Board committees with respect to risk oversight, the Bank employs a Vice President, Audit Manager, who works to identify and assess risks in all areas of Riverview and the Bank.  The Audit Manager reports to the Audit Committee, attends meetings of the Audit and Risk Management Committees on a regular basis, and attends Board and other committee meetings as needed.

Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting Riverview.  This includes senior management reports to the Board.  These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of risk under consideration and Riverview's and the Bank's unique circumstances.  Matters presented to the Board and Board committees generally include information with respect to risk.  The Board and Board committees consider the risk aspects of such information and often request additional information with respect to issues that may involve risk to Riverview.  The Board and Board committees also raise risk issues on their own initiative.

The Board has established a mechanism for independent third party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management.  This is accomplished, for example, by an internal auditor reporting directly to the Audit Committee.  In addition, an external audit is performed.  The Audit Committee reviews the auditors' findings with senior management and monitors senior management's efforts to resolve any identified issues and recommendations.  The Audit Committee provides regular reports of its activities to the Board.

The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from Riverview's regulators.  Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Committees of the Riverview Community Bank Board of Directors

The Executive Committee, which consists of Directors Sheaffer (Chairman), Carlson and Nies, meets as necessary in between meetings of the full Board of Directors.  This Committee met four times during the fiscal year ended March 31, 2017.

The Audit Committee consists of Directors Douglass (Chairman), Olson and Wills and is responsible for developing and monitoring the audit program.  The Committee meets with the independent registered public accounting firm to discuss the results of the annual audit and quarterly procedures.  The members of the Committee also receive and review all the reports, findings and other information presented to them by the officers regarding financial reporting policies and practices.  The Audit Committee met four times during the fiscal year ended March 31, 2017.

The Personnel/Compensation Committee consists of Directors Wills (Chairman), Carlson and Olson.  The Committee has overall responsibility for: (1) approving and evaluating the compensation programs and policies for Riverview's executive officers, which are designed to attract, motivate and retain key individuals responsible for the success of Riverview as a whole; (2) administering and maintaining such programs in a manner that will benefit the long-term interests of Riverview and its stockholders; (3) approving the salary, bonus, stock equity-based and other compensation of Riverview's executive officers; and (4) periodically reviewing management development activities and succession plans.  Each member of the Personnel/Compensation Committee is "independent," in accordance with the requirements for companies listed on NASDAQ.  The Personnel/Compensation Committee met 12 times during the fiscal year ended March 31, 2017.

The Risk Management Committee consists of all directors, with Director Olson as Chairman.  The Bank's Risk Manager also sits on the Committee but does not vote on matters presented to the Committee.  This Committee is responsible for directing and monitoring the internal audit and compliance programs.  The Risk Management Committee did not meet during the fiscal year ended March 31, 2017.

The Senior Loan Committee consists of Directors Sheaffer, Karas and Wills, and is chaired by Executive Vice President Daniel Cox, who does not vote on matters presented to the Committee.  If Mr. Sheaffer is unable to attend a meeting, Mr. Wysaske acts in his absence.  The Committee reviews and approves all aggregate lending relationships over $5 million to Riverview Community Bank's internal loan limit.  The Senior Loan Committee met 24 times during the fiscal year ended March 31, 2017.

The Nominating Committee consists of Directors Nies (Chairman), Nierenberg and Carlson, and is responsible for selecting nominees for the election of directors and developing a list of nominees for Board vacancies.  The Committee met four times during the fiscal year ended March 31, 2017.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance.  The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder, as well as NASDAQ rules with respect to corporate governance.  The Board and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Code of Conduct.  On January 25, 2017, the Board of Directors revised the Officer and Director Code of Conduct that had originally been adopted on December 17, 2003.  The Code is applicable to each of Riverview's directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Conduct is available on our website at www.riverviewbank.com.

Communication with the Board of Directors.  The Board of Directors maintains a process for stockholders to communicate with the Board.  Stockholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Riverview Bancorp, Inc., 900 Washington Street, Suite 900, Vancouver, Washington 98660.  Any communication must state the number of shares beneficially owned by the stockholder making the communication.  The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action.

Annual Meeting Attendance by Directors.  We do not have a policy regarding Board member attendance at annual meetings of stockholders.  All members of the Board of Directors attended the 2016 annual meeting of stockholders, except for Mr. Allen.

Related Party Transactions.  Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features.  Riverview Community Bank is therefore prohibited from making any new loans or extensions of credit to its executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect.  The aggregate amount of loans by the Bank to its executive officers and directors was approximately $859,000 at March 31, 2017.  These loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.  All loans are made pursuant to the Bank's normal loan approval and review procedures, which are governed by written policies.  In addition, all loans and aggregate loans to individual directors and executive officers are required to be reviewed by the Executive Committee and reported to the Board.

Former Director Allen's son is employed by Riverview Bank and was paid compensation in the amount of $127,146 in the year ended March 31, 2017.  None of this constitutes Director Allen's interest.  The Board of Directors took this into account in making its determination that Director Allen was independent.

Director Independence.  Our common stock is listed on the NASDAQ Global Select Market.  In accordance with NASDAQ requirements, at least a majority of our directors must be independent directors.  The Board has determined that six of our nine current directors are independent, as defined by NASDAQ.  Directors Carlson,  Douglass, Nierenberg, Nies, Olson and Wills are all independent.  Only Patrick Sheaffer and Ronald A. Wysaske, each of whom is a Riverview officer, and John A. Karas, who is a former officer, are not independent.  Former Directors Allen and Chadwick were independent.

DIRECTORS' COMPENSATION

The following table shows the compensation paid to our directors for the fiscal year ended March 31, 2017, with the exception of Patrick Sheaffer and Ronald A. Wysaske, who are also employees and whose compensation is included in the section entitled "Executive Compensation."  Our directors did not receive any option awards, stock awards or non-equity incentive plan compensation, nor did they participate in a pension or nonqualified deferred compensation plan; therefore, these columns have been omitted from the table below.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total ($)

Gary R. Douglass	29,250	--	29,250
Jerry C. Olson	25,100	--	25,100
Gerald L. Nies	31,750	--	31,750
Bess R. Wills	27,200	--	27,200
Bradley Carlson	27,500	--	27,500
David Nierenberg	25,200	--	25,200
John A. Karas (1)	750 (2)	227,276 (3)	228,026
Michael D. Allen (4)	23,400	--	23,400
James M. Chadwick (5)	19,600	--	19,600
                  ____________________
(1)	Mr. Karas was appointed to the Board on April 26, 2017.
(2)	Consists of fees for attending meetings of Riverview Trust Company.
(3)	Mr. Karas was President and Chief Executive Officer of Riverview's subsidiary, Riverview Trust Company until his retirement on December 31, 2016. Consists of all compensation earned during 2016.
(4)	Mr. Allen retired from the Board effective April 25, 2017.
(5)	Mr. Chadwick resigned from the Board effective May 23, 2017.

Directors receive an annual retainer of $6,000 and a fee of $1,000 for each Board meeting attended.  Outside directors also receive $300 for each committee meeting or work session attended and $250 for each Riverview Trust Company Board meeting attended.  The Personnel/Compensation Committee recommends to the Board of Directors the amount of fees paid for service on the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Personnel/Compensation Committee.  Because Riverview does not have its own employees, the Personnel/Compensation Committee of Riverview Community Bank is responsible for establishing and monitoring compensation policies, and for evaluating performance and approving and evaluating compensation programs.  The Committee is responsible for evaluating the performance of our Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding compensation levels.

Objectives and Overview of the Compensation Program.  Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Riverview and Riverview Community Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and stockholders.  The principles underlying the executive compensation policies include the following:

•	to attract and retain key executives who are vital to our long-term success and are of the highest caliber;

•	to provide levels of compensation competitive with those offered throughout the financial industry and consistent with our level of performance;

•	to motivate executives to enhance long-term stockholder value by building their equity interest in Riverview; and

•	to integrate the compensation program with our annual and long-term strategic planning and performance measurement processes.

The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives, including: (1) total compensation of executives at similarly situated financial institutions; (2) the performance of Riverview and Riverview Community Bank as a whole, with emphasis on annual performance factors and long-term objectives; (3) the responsibilities assigned to each executive; (4) the performance of each executive of assigned responsibilities as measured by our progress during the year; (5) potential for future advancement; and (6) length of time in the position.

Compensation Consultant.  In 2016, the Personnel/Compensation Committee engaged Pearl Meyer & Partners ("Pearl Meyer"), an independent compensation consulting firm.  Pearl Meyer was engaged to review our incentive compensation plans and develop a long-term incentive strategy.  The work has been completed and the Committee incorporated Pearl Meyer's recommendations into the incentive compensation plan for the fiscal year ending March 31, 2018, as well as the 2017 Equity Incentive Plan, which is included in this Proxy Statement for stockholder approval.  Pearl Meyer does not perform any services for Riverview other than those directed by the Committee.  After the Committee's review of applicable rules for independence, the Committee determined that there are no known conflicts of interest between Pearl Meyer and its affiliates and Riverview and its affiliates.  Pearl Meyer reports directly to the Committee.

Compensation Program Elements.  The Personnel/Compensation Committee focuses primarily on the following four components in forming the total compensation program for our executive officers: base salary; incentive compensation; deferred compensation; and long-term incentive compensation.  The current compensation plans involve a combination of salary and incentive compensation to reward short-term performance, and deferred compensation and stock option grants to reward long-term performance.

Base Salary.  The purpose of base salary is to create a secure base of cash compensation for our employees. Salary levels are designed to be competitive within the banking and financial services industries.  In setting competitive salary levels, the Personnel/Compensation Committee regularly evaluates current salary levels by surveying similar institutions in Washington, Oregon and the Northwest.  The survey analysis focuses primarily on asset size, nature of ownership, type of operation and other common factors.  Specifically, the Committee annually reviews the Northwest Financial Industry Salary Survey prepared by Milliman, Inc. ("Milliman") in association with the Washington Bankers Association and the Oregon Bankers Association, covering 108 Northwest financial organizations, and the Portland Area Cross-Industry Survey prepared by Milliman, which covers 85 major local employers.  We analyze the results of the surveys by position, and the midpoint of each position/grade, as it compares to Riverview Community Bank.  Midpoints of each grade for Riverview are compared to midpoints of survey data to determine if grade adjustments are necessary to remain competitive.

Incentive Compensation Program.  We believe it is appropriate to provide individuals who are responsible for managing existing business and/or generating new business with competitive incentive compensation opportunities.  Our incentive compensation plan is designed to provide for incentive compensation with established targets of up to 40% of salary for the Chief Executive Officer, up to 50% of salary for the Chief Operating Officer, 30% to 45% of salary for executive vice presidents and 15% to 35% of salary for senior management.  Certain other officers may participate in the plan at a level of 10% to 30% of salary.  By rewarding the attainment of goals, we truly utilize incentive for actual individual and corporate performance, and are competitive in the marketplace.  We may utilize the services of compensation consultants, as needed, to remain fair and competitive in the future.

The Personnel/Compensation Committee reviews and approves goals and incentive participation each year.  Individual participant goals and performance modifier targets are communicated to participants in writing in the first quarter of the fiscal year to which the goals apply.  Goals are measured against performance after the end of the fiscal year.  Results are communicated the month following year-end for each participant.  The performance modifier ranges from zero to a maximum of two times the salary at risk percentage.  In making awards under the incentive compensation plan, the Personnel/Compensation Committee, the Chief Operating Officer and Chief Executive Officer or executive officers, as appropriate, review quantifiable data versus a plan approved by the Board.  The plan also provides for subjective evaluation of performance by the Committee, the Chief Operating Officer and Chief Executive Officer or executive officers, as appropriate.

Currently, performance measures include financial objectives such as profitability, efficiency, financial margin and loan growth.  Participant salaries are recorded, with specific goals tied to Riverview's goals for the year, and a percentage of compensation is noted as "salary at risk."  For example, if the Chief Executive Officer's salary is $235,937 per year with a 30% salary at risk factor, the opportunity for salary at risk compensation is $70,781 if goals are met at 100%.  The salary at risk is divided into several goals based on Riverview's annual goals.  A performance modifier is used to determine the percentage of the goal met.  A goal partially met at 88% with a weight factor of 25% of salary to risk would look like this:

$235,937 x 30% salary at risk = $70,781

Goal Weight	Performance Modifier	Result
0.25	0.88	0.22

$70,781 x 0.22 = $15,572

Performance goals are assessed annually and paid following the fiscal year end.  For the fiscal year ended March 31, 2017, the performance goals for the named executive officers other than Mr. Cline were as follows:

Goal	Weighting	Total ($)

After tax profit	50%	$ 5,700,000
Efficiency	10%	Reduce expense budget to $32.2 million
Financial margin	20%	Increase net interest margin to 3.66%
Loan growth	20%	Increase loans receivable to $706 million

Mr. Cline, who is the President and Chief Executive Officer of Riverview Trust Company, typically has goals based on the performance of Riverview Trust Company.  His 2017 goals were as follows:

Goal	Weighting	Target

Before tax profit	100%	$800,000

Incentive compensation is only awarded if Riverview achieves a minimum level of performance (measured by net income), regardless of whether other individual performance goals were achieved.  For 2017, the minimum level of achievement was net income of at least $4 million, which Riverview achieved.  Additionally, incentive compensation is limited to no more than 20% of net income.

Deferred Compensation.  Officers at the level of senior vice president and above may elect to defer up to 50% of salary, with no income tax payable by the officer until benefits are received.  This alternative is available through the non-qualified deferred compensation plan described below in the section entitled "Nonqualified Deferred Compensation."

Long Term Incentive Compensation.  In connection with Riverview Community Bank's reorganization into the holding company structure, the Board of Directors adopted the 1998 Stock Option Plan for executive officers, employees and non-employee directors.  This plan was approved by Riverview's stockholders.  The Board of Directors also adopted the 2003 Stock Option Plan, which was approved by stockholders at the 2003 annual meeting of stockholders.  The plans provided for the award of stock options to non-employee directors, executive officers and other employees.  Both the 1998 and 2003 Stock Option Plans have expired.  Accordingly, no further option awards may be granted; however, any awards granted prior to expiration remain outstanding subject to their terms.  On April 26, 2017, the Board of Directors adopted the 2017 Equity Incentive Plan which provides for the award of stock options, restricted stock and restricted stock units to non-employee directors, executives and other employees.  Awards are allocated based upon regulatory practices and policies, and the practices of other publicly traded financial institutions as verified by external surveys and are based upon the executive officers' level of responsibility and contributions to Riverview and Riverview Community Bank.  The 2017 Equity Incentive Plan is included in this Proxy Statement for adoption by stockholders.

Stock ownership is also enhanced through participation in our ESOP, under which eligible employees receive an allocation of Riverview stock based on a percentage of eligible wages.  The Board of Directors has appointed an administrative committee of Riverview officers to administer the ESOP and the 401(k) Plan, and the named executive officers are eligible to participate in both of these plans. On an annual basis, Riverview allocates shares to the ESOP, which applies to all eligible participants including the named executive officers. In fiscal year 2017, Riverview contributed 24,633 shares into the ESOP on behalf of eligible participants, and matched 100% of the first three percent and 50% of the next two percent of participants' contributions into the 401(k) Plan each payroll period.

Allocation of Compensation.  We do not have any specific policies regarding allocation of total compensation between short-term and long-term elements, or cash and non-cash elements. For the year ended March 31, 2017, the composition of total compensation for our named executive officers was as follows:

Type of Compensation	Percentage of Total Compensation

Base salary	64.2
Incentive compensation	27.6
Long-term incentive and other compensation	8.2

Results of Stockholder Vote on Executive Compensation.  We are required to periodically permit stockholders to vote to approve executive compensation, commonly known as a say-on-pay proposal.  At last year's annual meeting of stockholders, the resolution was approved by nearly 94% of the shares present for purposes of voting on executive compensation.  The Board and the compensation committee considered the affirmative vote of the stockholders on the say-on-pay resolution at last year's annual meeting as additional confirmation that our existing compensation practices were reasonable and aligned with the interests of our stockholders.

Personnel/Compensation Committee Report

The Personnel/Compensation Committee of Riverview Community Bank's Board of Directors has submitted the following report for inclusion in this Proxy Statement:

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on the Committee's review of and the discussion with management with respect to the Compensation Discussion and Analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Personnel/Compensation Committee:

Personnel/Compensation Committee

Bess R. Wills, Chairman
Bradley J. Carlson
Jerry C. Olson

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

Compensation Policies and Risk

Riverview develops and implements compensation plans that provide strategic direction to each participant and engages him or her in Riverview's success, which contributes to stockholder value.  We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance and evaluation of performance results help to mitigate excessive risk taking that could harm Riverview's value or reward poor judgment by our executives or employees. Performance incentive rewards for all plans will continue to be focused on results that impact earnings, profitability, credit quality, loan growth and capital adequacy.

All members of the Compensation Committee are aware of Riverview's financial performance and they use this information when reviewing and approving incentive programs and payouts to all employees and approving participation and goals for incentive programs. The Compensation Committee reviewed the incentive compensation plans and concluded that the compensation plans do not encourage unnecessary or excessive risk and that management and the Board have effective controls in place utilizing outside auditors, internal auditors and Board oversight to ensure adequate controls are in place to mitigate risk within Riverview.

Summary Compensation Table

The following table shows information regarding compensation earned by our named executive officers: (1) Patrick Sheaffer, our principal executive officer; (2) Kevin J. Lycklama, our principal financial officer; and (3) our three other most highly compensated executive officers, who are Ronald A. Wysaske, Christopher P. Cline and Kim J. Capeloto.  The named executive officers have not received equity awards in recent years; therefore, these columns have been omitted from the table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)(2)	Total ($)

Patrick Sheaffer	2017	240,073	--	122,533	--	46,498	409,104
Chairman and Chief	2016	237,110	--	89,671	--	41,449	368,230
Executive Officer	2015	237,110	--	107,915	--	37,360	382,385

Ronald A. Wysaske	2017	240,073	--	122,533	566	43,575	406,747
President and Chief	2016	237,110	--	89,671	285	37,657	364,723
Operating Officer	2015	237,120	--	110,762	--	32,862	380,744

Christopher P. Cline	2017	276,168	50,000 (4)	--	--	17,573	343,741
President and Chief Executive
Officer of Riverview Trust
Company (3)

Kevin J. Lycklama	2017	214,272	--	106,912	--	20,049	341,233
Executive Vice President and	2016	200,535	--	73,000	--	15,493	289,028
Chief Financial Officer	2015	187,686	--	78,945	--	12,186	278,817

Kim J. Capeloto (5)	2017	201,000	--	101,525	--	21,714	324,239
Executive Vice President and	2016	194,144	--	72,784	--	16,077	283,005
Chief Retail Banking Officer
__________
(1)
Consists of above-market earnings on balances in the nonqualified deferred compensation plan; calculated based on the earnings adjustment in excess of 120 percent of the applicable federal long-term rate in effect on January 1st of each year.

(2)	Please see the table below for more information on the other compensation paid to our named executive officers in the year ended March 31, 2017.
(3)	Mr. Cline was hired on April 2, 2016.
(4)	Represents a hiring bonus.
(5)	Mr. Capeloto was not a named executive officer in 2015.

All Other Compensation.  The following table sets forth details of "All other compensation" for 2017, as presented above in the Summary Compensation Table.  The amounts reflected constitute contributions by Riverview Community Bank.

Name	ESOP Contribution ($)	401(k) Plan Contribution ($)	Life Insurance Premium ($)	Company Car Allowance ($)	Board Fees ($)	Total ($)

Patrick Sheaffer	3,483	10,671	4,944	8,400	19,000	46,498
Ronald A. Wysaske	3,483	10,066	4,388	6,000	19,000	43,575
Christopher P. Cline	--	9,444	2,129	6,000	--	17,573
Kevin J. Lycklama	3,483	10,066	500	6,000	--	20,049
Kim J. Capeloto	3,483	10,719	1,512	6,000	--	21,714

Employment and Change in Control Agreements.  We have entered into employment and change in control agreements with each of the named executive officers.  All of the agreements are subject to three-year renewal provisions.  The employment agreement expiration dates are as follows: for Messrs. Sheaffer, Wysaske and Cline, September 30, 2017; for Messrs. Lycklama and Capeloto, September 30, 2019.  The change in control agreement expire on September 30, 2019, with the exception of Mr. Cline's, which expires on September 30, 2018.  For the year ending March 31, 2018, the annual salaries of Messrs. Sheaffer, Wysaske, Cline, Lycklama and Capeloto are $244,110, $244,110, $275,000, $224,490 and $207,221, respectively.  The salaries, which are paid by Riverview Community Bank, must be reviewed annually and may be increased at the discretion of the Board.  The employment agreements also provide that the executives will participate in our salary at risk incentive compensation program and receive all benefits that we provide to our employees generally.  The employment agreements provide that compensation must be paid in the event of disability, termination without cause or termination by the executive for specified reasons. The change in control agreements provide that compensation must be paid in connection with a termination in the event of a change in control.  These termination payments are described below under "Potential Payments Upon Termination."

Outstanding Equity Awards

The following information with respect to outstanding option awards as of March 31, 2017 is presented for the named executive officers.  The named executive officers have no unvested stock awards or equity incentive plan awards outstanding.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Patrick Sheaffer	09/22/09	12,000	--	3.84	09/22/19
	07/16/13	6,000	--	2.78	07/16/23

Ronald A. Wysaske	09/22/09	12,000	--	3.84	09/22/19
	07/16/13	6,000	--	2.78	07/16/23

Christopher P. Cline	03/17/16	500 (1)	2,000	75.00	03/17/21

Kevin J. Lycklama	03/18/08	5,000	--	10.18	03/18/18
	09/22/09	12,000	--	3.84	09/22/19
	07/16/13	6,000	--	2.78	07/16/23

Kim J. Capeloto	09/22/10	5,000	--	1.97	09/22/20
	07/16/13	6,000	--	2.78	07/16/23
_____________
(1)
Consists of a non-statutory option to purchase shares of common stock of Riverview's subsidiary, Riverview Trust Company, which vests pro rata over the five-year period from the grant date, with the first 20% vesting one year after the grant date.

Nonqualified Deferred Compensation

The following information is presented with respect to plans that provide for the deferral of base salary compensation on a basis that is not tax-qualified in which the named executive officers participated in the year ended March 31, 2017.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)(2)

Patrick Sheaffer	--	--	--	--	--
Ronald A. Wysaske	--	--	4,654	--	130,029
Christopher P. Cline	--	--	--	--	--
Kevin J. Lycklama	--	--	--	--	--
Kim J. Capeloto	--	--	--	--	--
___________
(1)	The following amounts, constituting above-market earnings, were reported as compensation in 2017 in the Summary Compensation Table: for Mr. Wysaske, $566.
(2)	Of these amounts, the following amounts were reported as compensation to the officers in previous years in the Summary Compensation Table: for Mr. Wysaske, $285.

We currently offer a deferred compensation plan.  Under the plan, officers at the level of senior vice president and above may elect to defer up to 50% of salary until the time specified by the officer (or upon separation from service or a change in control, if elected by the officer), with no income tax payable by the officer until benefits are received under the deferred compensation plan adopted by Riverview Community Bank.  Once a deferral election is made for a year, it cannot be changed during that year except under limited circumstances, such as hardship or disability.  We credit an earnings adjustment on assets under the plan based on the rate of the Bank's average yield on assets for the prior year, less 100 basis points.  For the calendar year ended December 31, 2016, this crediting rate was 3.64%.

Under the plan, upon the time specified by the officer, or upon an earlier separation from service or a change in control, if elected by the officer when he commences participation in the plan, we will pay the officer or his designated beneficiaries his plan benefit in a lump sum or in annual installments over ten years, as elected by the officer.  The payment election was made at the same time the officer makes his compensation deferral election.  The payment election may be changed only if the change election is made sufficiently in advance, generally at least 12 months, and payments are delayed for at least five years.  The payment will be based on an amount equal to the balance in the officer's account immediately before the date on which benefits commence, plus interest, as measured above, on the unpaid balance if the payment is made in installments.  Payments will be made as described below under "Potential Payments Upon Termination."  The estimated liability under the plan is accrued as earned by the officer.  At March 31, 2017, our aggregate liability under the plan for the named executive officers was $130,000.

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon  disability, termination and retirement.  In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of March 31, 2017, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Disability ($)	Termination Without Cause by Employer or Termination for Good Reason by Employee ($)	Qualifying Termination Following Change in Control ($)	Normal Retirement ($)	Death ($)

Patrick Sheaffer
Employment Agreement	319,128	636,961	--	--	--
Change in Control Agreement	--	--	764,353	--	--
Deferred Compensation Plan	--	--	--	--	--

Ronald A. Wysaske
Employment Agreement	73,284	635,239	--	--	--
Change in Control Agreement	--	--	762,287	--	--
Deferred Compensation Plan	130,029	130,029	130,029	130,029	130,029

Christopher P. Cline
Employment Agreement	49,238	429,008	--	--	--
Change in Control Agreement	--	--	858,016	--	--
Deferred Compensation Plan	--	--	--	--	--

Kevin J. Lycklama
Employment Agreement	71,545	588,371	--	--	--
Change in Control Agreement	--	--	706,045	--	--
Deferred Compensation Plan	--	--	--	--	--

Kim J. Capeloto
Employment Agreement	67,948	545,108	--	--	--
Change in Control Agreement	--	--	654,129	--	--
Deferred Compensation Plan	--	--	--	--	--

Employment Agreements.  We have entered into employment agreements with each of the named executive officers.  Each agreement provides for payments to the executive upon his disability or termination.  If the executive becomes disabled during the term of his employment agreement, his employment will terminate.  Riverview Community Bank must then pay the executive as disability pay, a monthly payment equal to three-quarters of his bi-weekly rate of base salary on the effective date of the termination, with payments beginning on the effective date of his termination.  The disability pay shall be reduced by the amount, if any, paid to the executive under any plan of the Bank providing disability benefits to the executive.  In addition, the Bank must provide continued coverage or pay a cash amount equal to the premiums that the Bank would have paid on the executive's behalf for life, medical, dental and disability coverage.  The disability payments will end on the earlier of: (1) the date of the executive's full-time employment by another employer; (2) the executive's death; or (3) 30 months (for Mr. Cline, 18 months).

The employment agreements also provide for benefits in the event of the executive's termination.  If the executive's employment is terminated for any reason other than a change in control or cause, or the executive terminates his employment for good reason (as defined in the agreement), the Bank must pay the executive a severance benefit in an aggregate amount equal to the sum of the following: (1) 30 months of executive's base salary (for Mr. Cline, 18 months); (2) prorated incentive compensation for the fiscal year in which the termination occurs based on performance through the month ended before the date of termination; (3) cash amount equal to the premiums that the Bank would have paid on the executive's behalf for life, medical and disability coverage for 30 months (for Mr. Cline, 18 months); and (4) any bonus earned for a prior performance period but not yet paid.  The employment agreements restrict each executive's right to compete against Riverview or Riverview Community Bank for a one-year period following termination of employment.

Change in Control Agreements.  We have entered into change in control agreements with each of the named executive officers that provide for severance payments and other benefits in the event of certain terminations of employment in connection with a change in control of Riverview.  If within 36 months after a change in control, the executive's employment is terminated other than for cause, or the executive terminates his employment for good reason, Riverview must pay a lump sum severance payment of the following: (1) 36 months of executive's base salary; (2) prorated incentive compensation for the fiscal year in which the termination occurs based on performance through the month ended before the date of termination; (3) any bonus earned for a prior performance period but not yet paid; and (4) accelerated vesting to 100% on all stock options or restricted stock issued to executive.  The change in control agreements also require continued coverage under life, medical and disability insurance for 36 months, or a lump sum equal to the premiums that would have been paid if continued coverage is not possible.  The change in control agreements contain provisions requiring reduction of any payments that would be deemed to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Deferred Compensation Plan.  Each of the named executive officers is eligible to participate in the Riverview Community Bank Directors' and Executive Officers' Deferred Compensation Plan, as described in more detail above on page 19.  The current plan allows the officers to elect to defer up to 50% of salary until separation from service, with no income tax payable by the officer until benefits are received.  An "override election" can be made in the initial participation agreement and participants may elect to receive payment upon the occurrence of an "override event."  Participants may elect either or both of the following as an override event: separation from service and/or change in control.  Participants elect in their initial participation agreement either a specific date (lump sum payment) or a fixed schedule of payments (made annually over ten years) starting on a specified date for distribution of their plan benefits.  Distributions will be made in accordance with the participant's election, other than in the event of a hardship withdrawal, death, disability, cashout of small accounts, required delayed distributions to key employees or the termination of the plan.  The participating named executive officers may elect both separation from service and change in control as an override event.

Equity Plans.  Our 1998 and 2003 Stock Option Plans provide for accelerated vesting of awards in the event of a change in control.  Specifically, if a tender offer or exchange offer for Riverview's shares is commenced, or if a change in control occurs, unless the committee administering the plan has provided otherwise in the award agreement, all options granted and not fully exercisable shall become exercisable in full upon the happening of that event.  The named executive officers do not currently have any options that are not fully exercisable.

Compensation Committee Interlocks and Insider Participation

The members of the Personnel/Compensation Committee are Directors Olson, Wills and Carlson.  No members of this Committee were officers or employees of Riverview or any of its subsidiaries during the year ended March 31, 2017, nor were they formerly Riverview officers or had any relationships otherwise requiring disclosure.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"), we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of stockholders a non-binding stockholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a "say-on-pay" proposal, gives stockholders the opportunity to endorse or not endorse the compensation of Riverview's named executive officers as disclosed in the proxy statement.  The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Riverview Bancorp Inc.'s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in Riverview's Proxy Statement for the 2017 annual meeting of stockholders.

This vote will not be binding on our Board of Directors or Personnel/Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Personnel/Compensation Committee and the

Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract, retain and motivate key executives of proven ability who are critical to our future success.  We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our stockholders.  Our compensation programs are designed to balance short-term and long-term objectives, and to attract executive talent, retain a team of effective leaders and provide stability for Riverview.  Our compensation program is guided by the philosophy that total executive compensation should vary based on achievement of corporate goals and objectives, and should closely align with Riverview's financial performance.  The Compensation Committee of the Board of Directors believes that the executive compensation for fiscal 2017 is reasonable and appropriate, is justified by Riverview's performance in an extremely difficult environment and is the result of a carefully considered approach.

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY
OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we were required to include in the Proxy Statement for the 2011 annual meeting of stockholders a non-binding stockholder vote to consider the timing of future stockholder votes on executive compensation.  Stockholders voted in favor of holding an annual vote on executive compensation and the Board of Directors determined to adopt an annual frequency.  The Dodd-Frank Act requires that stockholders be permitted to vote on the frequency of future votes on executive compensation at least once every six years.  Accordingly, we are including in this Proxy Statement and presenting at this year's annual meeting a non-binding stockholder vote to consider the timing of future stockholder votes on executive compensation.  This proposal gives stockholders the opportunity to vote on whether a resolution to approve the compensation of our named executive officers should be presented to stockholders every one, two or three years, or to abstain from voting.

The Board of Directors believes that a resolution to approve the compensation of our named executive officers should be presented to stockholders every year because the Board is committed to strong corporate governance and an annual cycle provides for the greatest accountability to our stockholders.

This vote will not be binding on our Board of Directors or Personnel/Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It also will not affect when the stockholders will be asked to vote on executive compensation in future years.  The Committee and the Board may, however, take into account the outcome of the vote when considering when to present stockholders with a resolution to approve executive compensation.

The Board of Directors recommends that you vote FOR conducting an advisory vote on executive compensation every year.

PROPOSAL 4 – APPROVAL OF 2017 EQUITY INCENTIVE PLAN

Overview

On April 26, 2017, our Board of Directors unanimously adopted, subject to stockholder approval, the Riverview Bancorp, Inc. 2017 Equity Incentive Plan.  The purpose of the Plan is to promote the long-term growth and profitability of Riverview, to provide participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide participants with incentives that are closely linked to the interests of all Riverview stockholders.

We strongly believe that the approval of the 2017 Equity Incentive Plan is essential to our continued success. The Personnel/Compensation Committee, the Board and management believe that equity awards motivate high levels of performance, align the interests of our directors and employees with those of our stockholders by giving directors and employees the perspective of an owner by means of an equity stake in Riverview, and effectively recognize director and employee contributions to Riverview's success.  The Committee, Board and management further believe that equity awards are a competitive necessity in our industry, allowing us to recruit and retain the highly qualified officers and other key personnel who help Riverview meet its goals, as well as to reward and encourage current directors and employees.

The following summary is a brief description of the material features of the 2017 Equity Incentive Plan.  This summary is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Summary

Administration.  The 2017 Equity Incentive Plan will be administered by a committee appointed by the Board of Directors, which will consist of at least two members, each of whom will be an "outside director," a "non-employee director" and an "independent director," as those terms are defined in the Plan.  The Personnel/Compensation Committee will administer the Plan.  Among other things, the Committee will select participants and grant awards, determine the number of shares and amount of cash subject to an award, establish the terms and conditions of award, interpret the Plan and resolve all questions arising under the Plan, modify the terms of any outstanding award to the extent Committee discretion is permitted, adopt rules and regulations for the operation and administration of the Plan, and take any other action not inconsistent with the provision of the Plan that the Committee may deem necessary or appropriate.

Awards.  The 2017 Equity Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, non-qualified stock options, which do not satisfy the requirements for treatment as incentive stock options, restricted stock and restricted stock units.  Subject to adjustments described below under "Adjustments in the Event of Business Reorganization; Other Adjustments," Riverview has reserved 1,800,000 shares of its common stock for issuance under the Plan in connection with the exercise of awards, which represents 7.99% of Riverview's common stock outstanding on the voting record date.  The fair market value of these shares is $12.3 million, based on the closing price of Riverview's common stock as of the close of business on the voting record date.  Only shares actually issued to participants, shares used to pay the exercise price of an option and shares used to satisfy tax withholding obligations for awards under the Plan count against this total number of shares available under the Plan.

Under the 2017 Equity Incentive Plan, the Committee may grant stock options that, upon exercise, result in the issuance of 1,800,000 shares of our common stock (all of which may be incentive stock options).  The maximum number of shares that may be subject to options granted to any one employee during any calendar year is 300,000.  No more than 1,800,000 restricted stock awards may be granted under the Plan.  The maximum number of restricted stock awards that may be awarded during a calendar year is 600,000 shares.  The maximum aggregate number of shares that may be awarded to any one director during any calendar year, whether as an option award or a restricted stock award, is 25,000.  Each of the maximum amounts of shares described in this paragraph is subject to adjustments described below under "Adjustments in the Event of Business Reorganization; Other Adjustments."

The 2017 Equity Incentive Plan provides for the use of authorized but unissued shares or shares that have been reacquired by Riverview to fund awards.  Awards will have the effect of diluting the holdings of persons who own our common stock.  Assuming all awards under the Plan are issued through the use of treasury shares and authorized but unissued common stock, current stockholders would be diluted by approximately 7.4% based on the number of shares outstanding as of the close of business on the voting record date.

Eligibility to Receive Awards.  The Committee may grant awards under the 2017 Equity Incentive Plan to directors, officers and employees of Riverview and its affiliates.  However, incentive stock options may only be awarded to employees.  The Committee will select persons to receive awards among the eligible participants and determine the number of shares or amount of cash for each award granted.  Currently, there are approximately 266 individuals who are eligible to receive awards under the Plan, consisting of seven directors and 259 employees.

Terms and Conditions of Stock Options.  Stock options may be granted to participants at any time by the Committee.  However, incentive stock options may only be granted to employees.  Each option grant will be evidenced by an award agreement that specifies the exercise price, the exercise period, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines.  In addition, the award agreement will specify whether the option is intended to be an incentive stock option or a nonqualified stock option.  The exercise price must not be less than the fair market value of a share on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than 10% of the outstanding shares must not be less than 110% of the fair market value of a share on the date of grant.  The fair market value is the closing sale price of a share on the NASDAQ Stock Market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date.  The exercise period of a nonqualified stock option may not exceed 10 years from the grant date.  The exercise period of an incentive stock option may not exceed 10 years from the grant date, provided that the exercise period of an incentive stock option granted to a holder of more than 10% of the outstanding shares may not exceed five years from the grant date.

A participant may pay the exercise price of his or her option: (a) in cash, (b) if and to the extent permitted by the Committee, by delivering shares that he or she already owns having an aggregate fair market value equal to the aggregate exercise price, (c) by Riverview withholding shares otherwise issuable upon the exercise having an aggregate fair market value on the date the option is exercised equal to the aggregate exercise price to be paid, or (d) by a combination of the foregoing methods.  The participant also will be permitted to pay the exercise price through a cashless exercise facilitated through a broker.

The termination of a participant's service with Riverview and its affiliates will affect his or her ability to exercise options granted under the Plan.  Upon termination of service of a participant, unless otherwise determined by the Committee or specified in the award agreement, all outstanding unvested options granted to the participant will be forfeited and all outstanding vested options granted to the participant will remain exercisable for three months following the termination date, but in no event beyond the expiration date of the option.  However, upon termination of service of a participant due to death or disability, unless otherwise determined by the Committee and specified in the award agreement, all outstanding unvested options granted to the participant will vest in full and will remain exercisable for one year from the date of separation of the participant.  Upon a participant's retirement, as defined in the Plan, exercisable options will remain exercisable for one year after retirement, unless otherwise determined by the Committee and set forth in the award agreement.  Also, upon the occurrence of a change in control of Riverview, as defined in the Plan, and the participant's involuntary separation from service, as defined in the Plan, other than for cause, within 365 days following the change in control event, all outstanding unexercisable options granted to the participant will become exercisable.  However, if at the effective time of the change in control event, Riverview's successor does not either assume the outstanding options, or replace the outstanding options with an award that is determined by the Committee to be of equivalent value, then all of the outstanding options shall become immediately exercisable upon the change in control event.  Upon termination of service of a participant for cause, all outstanding exercisable and unexercisable options granted to the participant will immediately be forfeited.

Terms and Conditions of Restricted Stock Awards. Restricted stock awards may be granted to participants at any time by the Committee.  Restricted stock awards may be in the form of shares that are subject to forfeiture and limits on transfer until the shares vest (restricted stock) or in the form of restricted stock units.  Restricted stock units are rights to receive shares (or an equivalent amount of cash, or a combination of shares and cash, as provided for in the award) at a specified future date that are subject to forfeiture and limits on transfer until the restricted stock units vest.  Each restricted stock award will be evidenced by an award agreement that specifies the terms of the award, including the number of shares or units covered by the award, the amount (if any) that the participant must pay to Riverview in consideration for the issuance of such shares or units, the vesting conditions, and, in the case of restricted stock units, when payment will be made and the circumstances pursuant to which the units will be converted to shares (or cash or a combination of shares and cash).

During the vesting period, unless specified otherwise in the applicable award agreement, a holder of shares of restricted stock will have all the rights of a stockholder, including the right to vote and the right to receive dividends paid with respect to those shares.  A holder of restricted stock units will not have voting rights with respect to the underlying shares until those shares are issued and, unless otherwise provided in the applicable award agreement, will not have the right to receive dividend equivalents in the case of any dividends paid on the shares.  Shares of restricted stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.

Unless otherwise determined by the Committee and specified in the award agreement: (1) if a participant terminates service with Riverview and its affiliates for any reason other than death, disability, or prior to a change in control of Riverview as defined in the Plan, any unvested shares of restricted stock and any unvested restricted stock units held by the participant will be forfeited; and (2) if a participant terminates service with Riverview and its affiliates due to death or disability, or if a participant experiences an involuntary separation from service (as defined in the Plan), other than for cause, within 365 days following the change in control event, any unvested shares of restricted stock and any unvested restricted stock units held by the participant will vest in full.  However, if at the effective time of the change in control event, Riverview's successor does not either assume the outstanding restricted stock award, or replace the outstanding restricted stock award with an award that is determined by the Committee to be of equivalent value, then all of the unvested restricted stock awards shall become immediately vested upon the change in control event.

Prohibition on Repricing of Options.  Except as provided under "Adjustments in the Event of Business Reorganization; Other Adjustments" below, neither the Committee nor the Board may amend or modify the exercise price of a stock option, or cancel the stock option at a time when the exercise price is greater than the fair market value of Riverview's common stock in exchange for another award.  In addition, neither Riverview nor any affiliate may purchase from any option holder any option where the exercise price of the option exceeds the fair market value of the underlying share (i.e., an "underwater option").

Forfeiture of Awards.  If the holder of an unvested award terminates service other than due to death, disability or a change in control of Riverview as defined in the Plan, the unvested portion of the award will be forfeited by the holder.  Upon any termination of service for cause, all awards not previously exercised or paid shall be forfeited immediately by the holder.

Transferability of Awards.  Stock options, restricted stock and restricted stock units may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance, pursuant to a domestic relations order or, in the base of an incentive stock option, to a trust where the option holder has sole beneficial interest.  Furthermore, the Committee may approve the transfer of non-qualified stock options and restricted stock awards to certain family members.

Amendment and Termination of the Plan; Clawback; Section 409A.  The 2017 Equity Incentive Plan has a term of ten years, after which no further awards may be granted.  The Board of Directors may at any time amend, suspend or terminate the Plan or any portion thereof, except to the extent stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. All awards are subject to "clawback" provisions as required by law, rule, regulation or stock exchange listing, or a policy related thereto. All awards shall either be exempt from Section 409A of the Internal Revenue Code, or if not exempt, include terms that are compliant therewith.

Adjustments in the Event of Business Reorganization; Other Adjustments.  In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other securities, stock dividend or other special and nonrecurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, affects the shares of Riverview common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, the Committee must, in such manner as it deems equitable, adjust the number of shares as to which future awards may be made and the number of shares subject to and exercise prices of outstanding awards. The Committee also is authorized to make adjustments in the terms and conditions of and the criteria included in, awards in recognition of unusual or nonrecurring events affecting Riverview or any affiliate, or the financial statements of Riverview or any affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

Important Considerations

The 2017 Equity Incentive Plan contains a number of provisions that we believe are consistent with, and protective of, the interests of stockholders, our compensation philosophy, recent developments in compensation practices and sound corporate governance practices, including:

•	No liberal share counting. The Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or to satisfy tax withholding requirements.

•
No repricing of stock options. The Plan prohibits the repricing of stock options, or the exchange of a stock option right at a time when the exercise price exceeds the fair market value of the shares (i.e., when the shares are "underwater").

•	No discounted stock options. All stock options must have an exercise price equal to or greater than the fair market value of the underlying common stock on the date of grant.

•
Double trigger for accelerated vesting.  Unvested awards will become exercisable or vest in connection with a change in control only if the participant experiences an involuntary termination other than for cause within 365 days following the change in control event or the acquiring company does not either assume the outstanding award or replace the outstanding award with an equivalently-valued award.

•	Limit on awards to any one individual. The Plan imposes a maximum number of awards that may be granted to any one individual in any 12-month period.

•
Requirement that most shares include vesting provisions.  Over 95% of the total shares awardable under the Plan, whether pursuant to an option or a restricted stock award, must be subject to an exercise date (in the case of an option) or a vesting date (in the case of restricted stock or restricted stock units) that is not earlier than the first anniversary of the date the award is granted, unless the award is made to a director in lieu of director fees that he or she would have otherwise received in cash.

Riverview currently maintains the 1998 and 2003 Stock Option Plans.  Stock options were awarded pursuant to these plans and outstanding awards will not be affected by adoption of the 2017 Equity Incentive Plan.  As of May 30, 2017, there were no shares available for award under the existing plans.  We believe that the availability of stock and incentive cash compensation programs is an important element of Riverview's overall retention, recruitment, incentive compensation and growth strategies and that the adoption of the 2017 Equity Incentive Plan will assist us in meeting the objectives of these strategies.

In determining the number of shares to be reserved for issuance under the 2017 Equity Incentive Plan, we analyzed the impact on our stockholders of making equity awards.  We have not granted any equity awards during the last three fiscal years.  The following table provides information as of May 30, 2017 regarding our total outstanding shares of common stock, shares underlying outstanding awards under prior plans and shares that would be added upon stockholder approval of the 2017 Equity Incentive Plan ("overhang"):

As of May 30, 2017
Shares underlying outstanding awards	204,143
Shares outstanding	22,527,401
Overhang (shares underlying outstanding awards/shares outstanding)	0.91%
Shares available for grant under prior plans	--
Total overhang (shares underlying outstanding awards and plan shares available/shares outstanding)	0.91%
Shares Board seeks approval for	1,800,000
As a percentage of shares outstanding	7.99%

Federal Income Tax Consequences

The following discussion provides a general overview of the federal tax consequences that apply to non-qualified stock options, incentive stock options and restricted stock as of the date of this Proxy Statement.

Non-qualified Stock Options.  Under current federal tax law, the non-qualified stock options granted under the 2017 Equity Incentive Plan will not result in any taxable income to the optionee or any tax deduction to Riverview at the time of grant.  Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their exercise price is taxable to the optionee as compensation income and is generally deductible by Riverview.  The optionee's tax basis for the shares is the market value of the shares at the time of exercise.  Upon a sale of the shares, the optionee will recognize a capital gain (or loss) to the extent of any appreciation (or loss) in value of the shares from the date of exercise to the date of sale, and any such gain (or loss) will qualify as long-term capital gain (or loss) if the applicable capital gain holding period is satisfied.

Incentive Stock Options.  Neither the grant nor the exercise of an incentive stock option under the 2017 Equity Incentive Plan will result in any federal tax consequences to either the optionee or Riverview, although the difference between the market price on the date of exercise and the exercise price is an item of adjustment included for purposes of calculating the optionee's alternative minimum tax.  Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a long-term capital gain if the applicable holding period is satisfied.  If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (a) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (b) the difference between the exercise price and the sale price will be taxed as ordinary income and Riverview will be entitled to a deduction in the same amount.  The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable capital gains holding period is satisfied.  If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed for federal income tax purposes to have exercised a non-qualified stock option.  The time frame in which to exercise an incentive stock option is extended in the event of the death, disability or retirement of the optionee.

Restricted Stock Awards.  Recipients of restricted stock and restricted stock units granted under the 2017 Equity Incentive Plan will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, or in the case of restricted stock units, at the time shares of Riverview common stock are transferred to the awardee, in each case in an amount equal to the fair market value of the shares on that date.  In certain circumstances, a holder of restricted stock (but not restricted stock units) may elect, pursuant to a timely made Section 83(b) election, to recognize ordinary income on the date of the grant of the restricted stock in an amount equal to the fair market value of the shares on the grant date.  Upon a subsequent sale of the shares, the holder of restricted stock will recognize capital gain or loss based on the difference between the amount received and the amount previously recognized as ordinary income.  If an award agreement provides that an owner of restricted stock or restricted stock units is entitled to receive dividends or a dividend equivalent, then recipients of shares granted under the Plan will also recognize ordinary income equal to their dividend payments when these payments are received.

Proposed Awards Under the Plan

No awards have been proposed under the 2017 Equity Incentive Plan as of the date of this Proxy Statement.

Equity Compensation Plan Information

The following table summarizes share and exercise price information regarding our equity compensation plans as of March 31, 2017:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved
by security holders:	204,143	4.78	--

Equity compensation plans not
approved by security holders:	--	N/A	--

Total	204,143		--

Voting Recommendation

The Board of Directors recommends that stockholders vote FOR the adoption of the Riverview Bancorp, Inc. 2017 Equity Incentive Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Charter.  The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent registered public accounting firm, the internal audit department and management.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process.

Report of the Audit Committee.  The Audit Committee reports as follows with respect to Riverview's audited financial statements for the year ended March 31, 2017:

•	The Audit Committee has reviewed and discussed the 2017 audited financial statements with management;

•
The Audit Committee has discussed with the independent registered public accounting firm, Delap LLP, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

•
The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence; and

•
The Audit Committee has, based on its review and discussions with management of the 2017 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that Riverview's audited financial statements for the year ended March 31, 2017 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:

Gary R. Douglass, Chairman
Jerry C. Olson
Bess R. Wills

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Riverview's equity securities, to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that during the fiscal year ended March 31, 2017, all filing requirements applicable to our reporting officers, directors and greater than 10% stockholders were properly and timely complied with.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Delap LLP as its independent registered public accounting firm for the year ending March 31, 2018.  On June 8, 2015, the Audit Committee engaged the firm of Delap LLP as the independent certified public accountants for Riverview and its subsidiaries for the fiscal year ending March 31, 2016.  Riverview did not engage Delap LLP during the fiscal years ended March 31, 2015 or during any subsequent interim period prior to June 8, 2015 as either its principal accountant or an independent accountant.  Additionally, Riverview did not consult with Delap LLP during the fiscal years ended March 31, 2015 or during any subsequent interim period prior to June 8, 2015.

On June 8, 2015, Riverview engaged Delap LLP, and dismissed Deloitte & Touche LLP, as the principal accountant to audit Riverview's consolidated financial statements.  The decision to change accountants was approved by the Audit Committee of Riverview's Board of Directors.  The reports of Deloitte & Touche LLP on the consolidated financial statements of Riverview Bancorp, Inc. and Subsidiary and on the effectiveness of Riverview's internal control over financial reporting as of and for the year ended March 31, 2015, did not contain any adverse opinions or disclaimer of opinions, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.  During the  fiscal year ended March 31, 2015, and during the subsequent interim period from April 1, 2015 through June 8, 2015, there were no: (1) disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in connection with its opinion; or (2) reportable events (as defined in Item 304(a)(l)(v) of SEC Regulation S-K).

A representative of Delap LLP is expected to attend the annual meeting of stockholders to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed, or expected to be billed, to Riverview for professional services rendered by Delap LLP for the fiscal years ended March 31, 2017 and 2016.

	Year Ended March 31,
	2017	2016

Audit Fees	$227,000	$220,000
Audit-Related Fees	80,000	--
Tax Fees	--	--
All Other Fees	6,375	1,000

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent registered public accounting firm in connection with its annual review of its charter.  Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee.  If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting.  In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm.  For the year ended March 31, 2017, the Audit Committee approved all, or 100%, of the services provided by Delap LLP that were designated as audit fees, audit-related fees and all other fees as set forth in the table above.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in our proxy solicitation materials for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at our main office at 900 Washington Street, Suite 900, Vancouver, Washington 98660, no later than February 16, 2018.  Any such proposal shall be subject to the requirements of the proxy solicitation rules adopted under the Securities Exchange Act.

Our Articles of Incorporation provide that if a stockholder intends to nominate a candidate for election as a director or submit a stockholder proposal, the stockholder must deliver written notice of his or her intention to the Corporate Secretary of Riverview not less than 30 nor more than 60 days prior to the date of a meeting of stockholders; provided, however, that if less than 31 days' notice of the date of the meeting is given or made to stockholders, such written notice must be delivered to the Corporate Secretary not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders.  The notice must set forth certain information specified in our Articles of Incorporation.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.  In addition, we have engaged Regan & Associates, Inc. to assist in distributing proxy materials and contacting record and beneficial owners of our common stock.  We have agreed to pay a fee of $13,500, including out-of-pocket expenses in certain instances, for these services.  We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Riverview's Annual Report to Stockholders, which includes the Annual Report on Form 10-K as filed with the SEC, has been mailed to stockholders as of the close of business on the voting record date.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ TERESA L. BAKER

TERESA L. BAKER CORPORATE SECRETARY

Vancouver, Washington
June 16, 2017

Appendix A

Riverview Bancorp, Inc.
 2017 Equity Incentive Plan
ARTICLE I
 ESTABLISHMENT, PURPOSE AND DURATION
Section 1.1                          Establishment of the Plan.
Riverview Bancorp, Inc. (the "Company") hereby establishes an incentive compensation plan to be known as the "Riverview Bancorp, Inc. 2017 Equity Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Restricted Stock Units.
The Plan was originally adopted on April 26, 2017 by the Board, and became effective on _______ ___, 2017 (the "Effective Date") the date the Plan was approved by the Company's shareholders.

Section 1.2                          Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of Riverview Bancorp, Inc., to provide Plan Participants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide Plan Participants with incentives that are closely linked to the interests of all shareholders of Riverview Bancorp, Inc.  The Plan is not intended to expose the Company to imprudent risks.

Section 1.3                          Duration of the Plan.
Subject to approval by the shareholders of the Company, the Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article VIII herein.  However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.  Nor may an Incentive Stock Option be granted under the Plan on or after the tenth anniversary of the date the Plan was adopted by the Board.

ARTICLE II
 DEFINITIONS
The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:
Affiliate means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or a Restricted Stock Award.
Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.
Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Option granted to such Participant that are exercisable, following the Participant's death.
Board means the Board of Directors of Riverview Bancorp, Inc. and any successor thereto.

Change in Control means any of the following events:
(a)            any third Person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, that becomes the beneficial owner of Shares with respect to which 25 percent or more of the total number of votes that may be cast for the election of the Board (other than a tax-qualified plan of the Company or its Affiliate);
(b)            consummation of a plan of reorganization, merger, acquisition, consolidation, sale of all or substantially all of the assets of the Company or a similar transaction in which the Company is not the resulting entity;
(c)            as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election(s), or combination of the foregoing, the individuals who were members of the Incumbent Board cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of adoption of this Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or
(d)            a tender offer or exchange offer for 25 percent or more of the total outstanding Shares is completed (other than such an offer by the Company).
Code means the Internal Revenue Code of 1986, as amended from time to time.
Committee means the Committee described in Article IV.
Company means Riverview Bancorp, Inc., a Washington corporation, and any successor thereto.
Director means any individual who is a member of the Board or the board of directors of an Affiliate who is not currently an Employee.
Disability means a total and permanent disability, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.
Domestic Relations Order means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.
Employee means a full-time or part-time employee of the Company or an Affiliate.  Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under the Plan.
Effective Date means the date on which the Plan is approved by the shareholders of Riverview Bancorp, Inc.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Exercise Period means the period during which an Option may be exercised.
Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option.  If the Fair Market Value (as defined below) for Exercise Price purposes is determined to be less than fair market value of the underlying Shares as determined under Section 409A (the "Section 409A Fair Market Value"), then the Exercise Price shall automatically adjust to be the Section 409A Fair Market Value.  The Committee may take such actions as it determines necessary to carry out the preceding sentence.

Fair Market Value means, with respect to a Share on a specified date:
(a)            If the Shares are listed on any National Exchange, the closing sales price for such stock (or the closing bid, if no sales were reported) as reported on that exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;
(b)            If the Shares are not listed on a National Exchange but are traded on the over-the-counter market or other similar system, the mean between the closing bid and the asked price for the Shares at the close of trading in the over-the-counter market or other similar system on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and
(c)            In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.
In no event shall the Fair Market Value for Exercise Price purposes be less than the Fair Market Value of the underlying Shares as determined under Section 409A.
Family Member means with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, registered domestic partner (as determined under state law), sibling, niece, nephew, mother-in-law, father- in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.
Incentive Stock Option means a right to purchase Shares that is granted to an Employee that is designated by the Committee to be an Incentive Stock Option and that satisfies the requirements of Section 422 of the Code.
Incumbent Board means the members of the Board on the date of adoption of this Plan.
Involuntary Separation from Service means an "involuntary separation from service" within the meaning of United States Treasury Regulations Section 1.409A-1(n), which shall include a voluntary separation from service for good reason as defined therein.  An Involuntary Separation from Service does not include a Termination for Cause.
National Exchange means any U.S. national securities exchange registered under the Exchange Act.
Non-Qualified Stock Option means a right to purchase Shares that is not an Incentive Stock Option.
Option means either an Incentive Stock Option or a Non-Qualified Stock Option.
Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.
Participant means any Employee or Director who is selected by the Committee to receive an Award.
Period of Restriction means the period during which the entitlement of a Participant under a Restricted Stock Award is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, or upon the occurrence of other events as determined by the Committee, in its discretion, or as stated in the Award Agreement.
Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means this Riverview Bancorp, Inc. 2017 Equity Incentive Plan, as amended from time to time.
Restricted Stock means an award of Shares granted subject to a Period of Restriction pursuant to Article VI.
Restricted Stock Award means an award of Restricted Stock or Restricted Stock Units pursuant to Article VI.
Restricted Stock Units means an Award denominated in units subject to a Period of Restriction granted pursuant to Article VI.
Retirement means, except as may otherwise be provided in an Award, (i) in the case of an Employee, the termination of a Participant's employment with the Company and its Affiliates, other than a Termination for Cause, after the Participant has attained age 65, and (ii) with respect to non-employee Directors, the termination of Service as a Director of the Company and its Affiliates or any successors thereto after reaching normal retirement age as established by the Company, other than a Termination for Cause.
Section 409A means Section 409A of the Code and any regulations or guidance of general applicability thereunder.
Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a Director or Employee of the Company or any Affiliate.
Share means a share of common stock of Riverview Bancorp, Inc.
Termination for Cause means termination of Service upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates.  No act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.  Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.
Vesting Date means the date or dates on which the grant of an Option is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable (i.e., at the end of a Period of Restriction).
ARTICLE III
AVAILABLE SHARES
Section 3.1                          Shares Available Under the Plan.
The aggregate number of Shares representing Awards shall not exceed 1,800,000 Shares.
Section 3.2                          Shares Available for Options.
(a)            The maximum aggregate number of Shares with respect to which Options may be granted under the Plan shall be 1,800,000 Shares.   The maximum aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 1,800,000 Shares.
(b)            The maximum number of Shares that may be subject to Options granted to any one Employee during any calendar year shall be 300,000.

Section 3.3                          Shares Available for Restricted Stock Awards; Limitation on Annual Restricted Stock Awards; Shares Available for Restricted Stock Awards.
(a)            The maximum aggregate number of Restricted Stock Awards that may be granted under the Plan shall not exceed 1,800,000 Shares.
(b)            The maximum aggregate number of Restricted Stock Awards that may be awarded during a calendar year shall not exceed 600,000 Shares.
(c)            The Shares with respect to which Restricted Stock Awards may be made under the Plan may be either authorized and unissued Shares, or previously issued Shares that have been reacquired by the Company (subject to applicable law and any required regulatory approvals).
Section 3.4                          Limitation on Awards to Directors.
The maximum aggregate number of Shares that may be awarded to any one Director during any calendar year, whether as an Option Award or a Restricted Stock Award, shall be 25,000.
Section 3.5                          Computation of Shares Issued; Adjustment.
For purposes of this Article III, Shares shall be considered issued pursuant to this Plan only if actually issued upon the exercise of an Option or in connection with the vesting of a Restricted Stock Award.  Any Award subsequently forfeited, in whole or in part, shall not be considered issued. If any Award granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.  Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under this Plan.  Awards that are not settled in Shares shall count against the limit.  All Share numbers provided in this Article III shall be subject to adjustment under Article VIII.
ARTICLE IV
 ADMINISTRATION
Section 4.1                          Committee.
(a)            This Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board.  Each member of the Committee shall be an "Outside Director" within the meaning of Section 162(m) of the Code or a successor rule or regulation, a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an "Independent Director," and shall satisfy any other membership requirements, under the corporate governance rules and regulations imposing independence and other membership standards on committees performing similar functions promulgated by any National  Exchange or quotation system on which the Shares are listed.
(b)            The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee.  Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.
(c)            The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.
Section 4.2                          Committee Powers.
Subject to the terms and conditions of this Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan.  The Committee shall have full power except as limited by law or by the charter or by-laws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article VIII herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.  As permitted by law, rule, or regulation, the Committee may delegate its authorities as identified hereunder.  All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V
 STOCK OPTIONS
Section 5.1                          Grant of Options.
(a)            Subject to the limitations of this Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares.  An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option at the time of grant and, if not designated as either, shall be a Non-Qualified Stock Option.  Only Employees may receive Incentive Stock Options.
(b)            Any Option granted shall be evidenced by an Award Agreement which shall:
(i)            specify the number of Shares covered by the Option;
(ii)            specify the Exercise Price;
(iii)            specify the Exercise Period;
(iv)            specify the Vesting Date; and
(v)            contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.  No Option terms shall be permitted that would cause the Option to be subject to Section 409A.
Section 5.2                          Size of Option.
Subject to the restrictions of this Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.
Section 5.3                          Exercise Price.
The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.
Section 5.4                          Exercise Period.
The Exercise Period during which an Option may be exercised shall commence on the Vesting Date.  It shall expire on the earliest of:
(a)            the date specified by the Committee in the Award Agreement;

(b)            unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the three-month period commencing on the date of the Participant's termination of Service, other than on account of death, Disability, Retirement or a Termination for Cause;
(c)            unless otherwise determined by the Committee and set forth in the Award Agreement, the last day of the one-year period commencing on the date of the Participant's termination of Service due to death, Disability or Retirement;
(d)            as of the time and on the date of the Participant's termination of Service due to a Termination for Cause; or
(e)            the last day of the ten-year period commencing on the date on which the Option was granted.
An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.
Section 5.5                          Vesting Date.
(a)            Subject to any restrictions set forth in this Plan:
(i)             the Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement;
(ii)            notwithstanding Section 5.5(a)(i), no more than 75,000 Shares may be awarded under the Plan, whether pursuant to an Option or a Restricted Stock Award, with a Vesting Date that is earlier than the first anniversary of the date the Award is granted; and
(iii)            unless otherwise provided in an Award Agreement, the Vesting Date of any Option that is awarded in lieu of cash payments for Directors' fees shall be the date the Award is granted (i.e., the Option shall be immediately vested). Options described in this Section 5.5(a)(iii) shall be disregarded when applying the limit of Section 5.5(a)(ii).
(b)            Unless otherwise determined by the Committee and specified in the Award Agreement:
(i)            if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Option shall be forfeited without consideration;
(ii)            if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant's termination of Service; and
(iii)            notwithstanding Section 5.5(a), if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, and the Participant experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested Option Award shall be accelerated to the date of the Participant's Involuntary Separation from Service.  Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company's business and/or assets does not either assume the outstanding Option Award or replace the outstanding Option Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Option Award on the date of the Change in Control, then the Vesting Date of such outstanding Option Award shall be accelerated to the earliest date of the Change in Control.

Section 5.6                          Additional Restrictions on Incentive Stock Options.
An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:
(a)            Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the Option is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.
(b)            Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised.  Such sale shall disqualify the Option as an Incentive Stock Option.
(c)            The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000 and the term of the Incentive Stock Option shall not be more than ten years.
(d)            Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.
Section 5.7                          Method of Exercise.
(a)            Subject to the limitations of this Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates that have become vested; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased.  An Option Holder shall exercise an Option to purchase Shares by:
(i)            giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;
(ii)            delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and
(iii)            satisfying such other conditions as may be prescribed in the Award Agreement.
(b)            The Exercise Price of the Shares to be purchased upon exercise of any Option shall be paid in full:
(i)            in cash (by certified or bank check or such other instrument as the Company may accept); or
(ii)            if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or
(iii)            if and to the extent permitted by the Committee, by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iv)            by any combination thereof.
Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.
(c)            When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate or cause the Shares to be issued by book-entry procedures, in either event evidencing the Option Holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.
Section 5.8                          Limitations on Options.
(a)            An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under this Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant's Family Member; and provided further, than an Incentive Stock Option may be transferred to a trust if, under Section 671 of the Code and applicable state law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held by the trust. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.
(b)            The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under this Plan prior to:
(i)            the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which the Shares may then be listed or traded; or
(ii)            the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
(c)            An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his or her death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder's death shall be transferred to the Option Holder's estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

(d)            No option may be held in a margin account of the Option Holder.
Section 5.9                          Prohibition Against Option Repricing.
Except as provided in Section 8.3 of this Plan and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to this Plan to amend or modify the Exercise Price of any such Option (including by cash buyouts, option exchanges, and certain voluntary surrender of underwater options where Shares surrendered may subsequently be re-granted), or to cancel the Option at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Option or Award.
ARTICLE VI
 RESTRICTED STOCK AWARDS
Section 6.1                          In General.
(a)            Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:
(i)            the number of Shares of Restricted Stock or Restricted Stock Units covered by the Restricted Stock Award;
(ii)            the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Restricted Stock or Restricted Stock Units;
(iii)            the date of grant of the Restricted Stock Award;
(iv)            the Period of Restriction for the Restricted Stock Award and the conditions which must be satisfied in order for the Period of Restriction to end and the Vesting Date to occur;
(v)            as to Awards of Restricted Stock, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and
(i)            as to Awards of Restricted Stock Units, the rights of the Participant with respect to attributes of the Restricted Stock Units which are the equivalent of dividends and other rights and preferences associated with such Shares and the circumstances pursuant to which Restricted Stock Units shall be converted to Shares.
Restricted Stock Awards may contain such other terms and conditions not inconsistent with this Plan as the Committee may, in its discretion, prescribe.
Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit Award.  Unless otherwise specified in the Award, when and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee in its sole discretion.
As to Awards awarding Restricted Stock Units, the terms of the Award shall not result in the Restricted Stock Units being subject to Section 409A (i.e., no deferral of compensation).
 (b)            All Awards of Restricted Stock shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant, subject to written transfer restriction instructions issued to the Company's stock transfer agent, together with an irrevocable stock power executed by the Participant in favor of and held by the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award.  The Shares shall at all times prior to the applicable Vesting Date be subject to the following restriction, communicated in writing to the Company's stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between Riverview Bancorp, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the Riverview Bancorp, Inc. 2017 Equity Incentive Plan, copies of which are on file at the executive offices of Riverview Bancorp, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.
or such other restrictive communication or legend as the Committee, in its discretion, may specify.
(c)            Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Restricted Stock Award under the Plan, apply to the Committee for approval to transfer all or any portion of such Restricted Stock Award which is then unvested to such Participant's Family Member.  The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Restricted Stock Award, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Restricted Stock Award depends on the life, Service or other status of the Participant, such privilege of the Restricted Stock Award for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically addressed herein.
Section 6.2                          Vesting Date.
(a)            Subject to any restrictions set forth in the Plan:
(i)            the Period of Restriction and Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement;
(ii)            notwithstanding Section 6.2(a)(i), no more than 75,000 Shares may be awarded under the Plan, whether pursuant to an Option or a Restricted Stock Award, with a Vesting Date that is earlier than the first anniversary of the date the Award is granted; and
(iii)             unless otherwise provided in an Award Agreement, the Vesting Date of any Restricted Stock Award that is awarded in lieu of cash payments for Directors' fees shall be the date the Restricted Stock Award is granted (i.e., the Restricted Stock shall be immediately vested).  Restricted Stock described in this Section 6.2(a)(iii) shall be disregarded when applying the limit of Section 6.2(a)(ii).
(b)            Unless otherwise determined by the Committee and specified in the Award Agreement:
(i)            if the Participant terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Shares shall be forfeited without consideration;
(ii)            if the Participant terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant's Service with the Company; and
(iii)            notwithstanding Section 6.2(a), if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, and the Participant experiences an Involuntary Separation from Service other than a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting Date for any non-vested Restricted Stock Award shall be accelerated to the date of the Participant's Involuntary Separation from Service.  Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor to the Company's business and/or assets does not either assume the outstanding Restricted Stock Award or replace the outstanding Restricted Stock Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Restricted Stock Award on the date of the Change in Control, then the Vesting Date of such outstanding Restricted Stock Award shall be accelerated to the earliest date of the Change in Control.
Section 6.3                          Dividend Rights.
Unless otherwise specified in the Award Agreement:
(a)            During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(b)            Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant.  The Committee may provide for dividend equivalent units in the Participant's Restricted Stock Unit Award agreement.
Section 6.4                          Voting Rights.
 (a)            Unless otherwise specified in the Award Agreement, a Participant who is awarded Shares of Restricted Stock hereunder may exercise full voting rights with respect to those Shares, including during the Period of Restriction.
(b)            A Participant shall have no voting rights with respect to the Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.
Section 6.5                          Designation of Beneficiary.
A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Restricted Stock or Shares distributed in satisfaction of any unvested Restricted Stock Units that become vested on the date of the Participant's death.  Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee.  In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant's death shall be paid to the executor or administrator of the Participant's estate.
Section 6.6                          Manner of Distribution of Awards.
The Company's obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under this Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

ARTICLE VII
 ADDITIONAL TAX PROVISION
The Company shall have the power and the right to deduct or withhold, or require a Person to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's federal employment obligation under the Federal Insurance Contributions Act, or FICA) as required by law (without obligation to optimize tax results for the Participant) with respect to any grant, exercise or payment made under or as a result of the Plan.  In this regard, where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.
ARTICLE VIII
 AMENDMENT AND TERMINATION
Section 8.1                          Termination
The Board may suspend or terminate this Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee.  Unless sooner terminated, this Plan shall terminate automatically on the tenth anniversary of the Effective Date.  In the event of any suspension or termination of the Plan, all Awards previously granted under this Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.
Section 8.2                          Amendment.
The Board may amend or revise this Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any National Exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of this Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.  No amendment to this Plan shall, without the Participant's consent, reduce or diminish the value of any outstanding Award determined as if the Award had been exercised, vested or otherwise settled on the date of such amendment (the per share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the Exercise Price of such Award), unless otherwise stated in the terms of the applicable Award Agreement or necessary to comply with a regulatory requirement.
Section 8.3                          Adjustments in the Event of Business Reorganization.
In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:
(a)            the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;
(b)            the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and
(c)            the Exercise Price of Options.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.
ARTICLE IX
 MISCELLANEOUS
Section 9.1                          Status as an Employee Benefit Plan
This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. This Plan shall be construed and administered so as to effectuate this intent.
Section 9.2                          No Right to Continued Service.
Neither the establishment of this Plan nor any provisions of this Plan nor any action of the Board or Committee with respect to this Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a Director or an Employee.  The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though this Plan had not been adopted.
Section 9.3                          Construction of Language.
Whenever appropriate in this Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 9.4                          Severability.
In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 9.5                          Governing Law.
This Plan shall be construed, administered and enforced according to the laws of the State of Washington without giving effect to the conflict of laws principles thereof.  The federal and state courts located in the County or contiguous counties in which the Company's headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 9.6                          Headings.
The headings of Articles and Sections are included solely for convenience of reference.  If there is any conflict between such headings and the text of this Plan, the text shall control.

Section 9.7                          Non-Alienation of Benefits.
The right to receive a benefit under this Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.
Section 9.8                          Notices.
Any communication required or permitted to be given under this Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
(a)                 If to the Committee:
Riverview Bancorp, Inc.
900 Washington Street, Suite 900
Vancouver, Washington 98660
Attention:  Corporate Secretary

(b)            If to a Participant, to such person's address as shown in the Company's records.
Section 9.9                          Approval of Shareholders.
This Plan shall be subject to approval by the Company's shareholders within twelve months after the date the Board adopts the Plan.
Section 9.10                      Clawback.
All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.
Section 9.11                     Taxes; Compliance with Section 409A.
The tax treatment of the benefits provided under this Plan or any Award (or the associated tax consequences associated with any Award) is not warranted or guaranteed.  Nor is the Company obligated to act in any manner that results in optimal tax treatment for any Participant, including but not limited to income or FICA taxation.  Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in their individual capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.  It also is intended that the payments and benefits provided under this Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A.  This Plan and all Award Agreements shall be construed in a manner that effects such intent.   With respect to any amount payable under an Award that constitutes a deferral of compensation within the meaning of Section 409A, the Plan is intended to comply with Section 409A, and the Plan shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereunder is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee.  In the case of amounts not intended to be deferrals of compensation subject to Section 409A, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement (or such later time as permitted under Section 409A that does not cause the amount to be considered a deferral of compensation for purposes of Section 409A, or at such other time that complies with Section 409A). In the case of amounts intended to be deferrals of compensation subject to Section 409A, if the amount is subject to a deferral election by the Participant, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for "performance-based compensation" as defined under Section 409A.  If an amount that is subject to Section 409A becomes payable under an Award as a result of the Participant's "separation from service" (as defined under Section 409A) other than due to death, and the Participant is a "specified employee" (as defined under Section 409A), then payment of such amount shall not occur until six (6) months and a day after the date of Participant's "separation from service" except as permitted under Section 409A.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com

FOLD AND DETACH HERE

REVOCABLE PROXY – RIVERVIEW BANCORP, INC.

Annual Meeting of Stockholders
July 26, 2017 10:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Riverview Bancorp, Inc. ("Riverview") with full power of substitution, to vote as designated on the reverse side and in their discretion, upon such other business as may properly come before the meeting, all shares of common stock of Riverview held of record by the undersigned on May 30, 2017, at the Annual Meeting of Stockholders to be held on July 26, 2017, or any adjournment or postponements thereof.

If you are a participant in either the Riverview Bancorp, Inc. Employee Stock Ownership Plan or the Riverview Bancorp, Inc. Employees' Savings and Profit Sharing Plan, this proxy constitutes your direction to the trustees of such plans to vote as directed on the reverse side the proportionate interest in the shares of common stock held in the plan.  In order for the trustees to receive your direction in time to vote, your proxy must be received by July 17, 2017.  If your proxy is not received by July 17, 2017, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 4 AND FOR "ONE YEAR" FOR PROPOSAL 3.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE.  IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 4 AND FOR ONE YEAR FOR PROPOSAL 3.  THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2017 ANNUAL MEETING.

      Address Changes/Comments: ________________________________________________________

      ________________________________________________________________________________
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side

RIVERVIEW BANCORP, INC. 900 WASHINGTON STREET SUITE 900 VANCOUVER, WASHINGTON 98660-3409
VOTE BY INTERNET -  www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 25, 2017.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RIVERVIEW BANCORP, INC.                                                                   For    Withhold       For All                                       To withhold authority to vote for any individual
    The Board of Directors recommends you vote                                     All          All              Except                                         nominee(s), mark "For All Except" and write the
    FOR the following                                                                                                                                                                                                                                               number(s) of the nominee(s) on the line below

   Vote on Directors                                                                                                                   [   ]          [   ]                 [   ]

    1.     Election of Directors

            Nominees:

            Three-year term
            01)   Patrick Sheaffer
            02)   Bess R. Wills
            03)   Bradley J. Carlson

            One-year term
            04)   John A. Karas

   Vote on Proposals

   The Board of Directors recommends you vote FOR the following proposal                                                                                   For          Against          Abstain

   2.  Advisory (non-binding) approval of the compensation of our named executive officers.                             [   ]           [   ]                [   ]

   The Board of Directors recommends you vote for ONE YEAR for the following proposal                                           1 year       2 years        3 years       Abstain

   3. Advisory (non-binding) vote on how often stockholders shall vote on executive compensation –             [   ]           [   ]               [   ]            [   ]
       every one, two or three years.

   The Board of Directors recommends you vote FOR the following proposal                                                                                   For          Against          Abstain

   4.  Adoption of the Riverview Bancorp, Inc. 2017 Equity Incentive Plan                                                                [   ]          [   ]               [   ]

   NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

    For address changes and/or comments, please check this box and write them on the back where indicated.   [  ]

   Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title, as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date